UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, the Board of Directors (Board) of Equitrans Midstream Corporation (the Company) announced that, effective January 1, 2024, Mr. Thomas F. Karam will step down as Chief Executive Officer (CEO) of the Company and Diana M. Charletta, currently the Company’s President and Chief Operating Officer, will succeed Mr. Karam as CEO. Mr. Karam has served as the CEO of the Company since September 2018. The leadership transition reflects the Company’s progress on the Mountain Valley Pipeline (MVP) project, which is targeted for completion by year-end 2023, and Mr. Karam’s and the Board’s belief that this represents an appropriate point to execute on the Company’s leadership succession plan. The Board and Mr. Karam desire that Mr. Karam remain, and Mr. Karam has agreed to remain, with the Company as Executive Chairman to provide advice, guidance and assistance, including working in conjunction with the CEO to define the Company’s strategy and in connection with the Company’s shareholder and other stakeholder engagement efforts.

Ms. Charletta, age 51, was appointed President and Chief Operating Officer of the Company in July 2019, having previously served as executive vice president and chief operating officer of the Company since September 2018, and has served as a director of the Company since April 2022. She also served as president, chief operating officer, and a director of the general partner of EQM Midstream Partners, LP (EQM) from July 2019 until the Company’s acquisition of the outstanding public common units of EQM in June 2020 (and was executive vice president, chief operating officer and a director from October 2018 to July 2019), as well as executive vice president, chief operating officer and a director of the general partner of EQGP Holdings, LP (EQGP) from October 2018 until the closing of the Company’s acquisition of the outstanding public common units of EQGP in January 2019.  Ms. Charletta joined EQT Corporation (EQT), the former parent company of the Company, in 2002 as a senior pipeline engineer and from that time held various management positions with increased responsibility. She assumed the role of Senior Vice President of Midstream Operations of a subsidiary of EQT in December 2013 and was promoted to Senior Vice President of Midstream Engineering and Construction in July 2017, serving in that role until the Company’s separation from EQT in November 2018.

In connection with Ms. Charletta’s promotion to CEO, the Board, upon the recommendation of the Human Capital and Compensation Committee (the Committee), approved a base salary for Ms. Charletta of $720,000; 2024 Short-Term Incentive Plan (STIP) target of 120% of her base salary; and Long-Term Incentive Plan (LTIP) target award opportunity of $3,500,000.

Ms. Charletta has no familial relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, nor was Ms. Charletta selected as CEO of the Company pursuant to any arrangement or understanding between Ms. Charletta and any other person or entity. In addition, there are no known related party transactions involving Ms. Charletta, or involving any other “related person” associated with Ms. Charletta, as defined in Regulation S-K, Item 404(a).

In connection with Mr. Karam’s transition to the Executive Chairman role, the Board, with the concurrence of the Committee and the recommendation of the Corporate Governance Committee, approved a letter agreement with Mr. Karam that outlines the terms and conditions associated with Mr. Karam’s services as Executive Chairman (the Transition Agreement). The Transition Agreement provides for certain modified compensation and benefits reflecting Mr. Karam’s Executive Chairman role in lieu of those that would have otherwise been payable had Mr. Karam remained in his role as CEO. Pursuant to the Transition Agreement, Mr. Karam will receive a reduced base salary of $625,000 and his 2024 STIP target percentage will be 100% of this adjusted base salary. Additionally, Mr. Karam’s 2024 LTIP target award opportunity will be reduced to $3,250,000.

The Board also determined, upon the recommendation of the Committee, to award Mr. Karam a $7,500,000 bonus (Bonus). The Bonus is in express recognition of Mr. Karam’s relentless efforts towards navigating legal and regulatory setbacks to the MVP project, including, specifically, building consensus over a substantial period of time regarding the importance of the MVP project to the nation’s energy security and reliability with a variety of stakeholders, particularly with members of the United States Congress and the Biden Administration, which was reflected in the historic inclusion of provisions mandating the completion of the MVP project in the Fiscal Responsibility Act of 2023. The Bonus will be paid to Mr. Karam in cash by December 31, 2023. The Bonus is subject to clawback if Mr. Karam breaches the terms of his Confidentiality, Non-Solicitation and Non-Competition Agreement.

In addition, on September 6, 2023, the Company entered into amendments to the existing Confidentiality, Non-Solicitation and Non-Competition Agreements with each of Ms. Charletta, Mr. Karam, Stephen M. Moore, Kirk R. Oliver and Brian P. Pietrandrea (collectively, the Amendments to Non-Compete Agreements), which:

•	in the case of Ms. Charletta, increased Ms. Charletta’s cash severance payment to 30 months of base salary and restated Ms. Charletta’s benefits continuation payment to provide for a lump sum payment equal to the monthly Consolidated Omnibus Budget Reconciliation Act of 1985 rate for family coverage, multiplied by 30;

•	in the case of all such named executive officers, added a carve-out from the restricted activities to allow for board service at third parties, including competitor firms, beginning on the period that is six months following the employee’s termination; and

•	in the case of Mr. Moore, clarified that Mr. Moore would not be restricted from being employed as an attorney or from offering or providing legal services immediately following his termination of employment with the Company.

The foregoing summary is qualified in its entirety by reference to the Transition Agreement and the Amendments to Non-Compete Agreements with each of Ms. Charletta and Messrs. Karam, Oliver, Moore and Pietrandrea filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K (Current Report) and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Information

Disclosures in this Current Report contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Words such as "anticipate," "estimate," "could," "would," "will," "may," "assume," "aspire," "design," "potential," "focused," "forecast," "approximate," "opportunity," "objective," "expect," "project," "intend," "plan," "aim," "believe," "target," "outlook," "seek," "strive," "view," "continue," "goal," "guidance," "strategy," "scheduled," "position," "pursue," "predict," "budget"  and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report specifically include the ability to achieve, and targeted timing for and effect of the Fiscal Responsibility Act of 2023 on achieving, completion of the MVP project and the potential benefits from Mr. Karam’s service as Executive Chair. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial, construction and other risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s publicly filed reports with the Securities and Exchange Commission (the SEC), including those set forth under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, as updated by the Company’s subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Transition Agreement between Equitrans Midstream Corporation and Thomas F. Karam.
10.2	Second Amendment to Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of January 15, 2019, by and between Equitrans Midstream Corporation and Diana M. Charletta.
10.3	Second Amendment to Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of November 13, 2018, by and between Equitrans Midstream Corporation and Thomas F. Karam.
10.4	Second Amendment to Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of November 13, 2018, by and between Equitrans Midstream Corporation and Kirk R. Oliver.
10.5	Second Amendment to Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of April 15, 2019, by and between Equitrans Midstream Corporation and Stephen M. Moore.
10.6	First Amendment to Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of February 20, 2023, by and between Equitrans Midstream Corporation and Brian P. Pietrandrea.
99.1	Press Release of Equitrans Midstream Corporation dated September 7, 2023.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL. Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: September 7, 2023	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer